UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, RE/MAX, LLC (the “Borrower”) and RMCO, LLC (“RMCO”) amended and restated the Credit Agreement, dated as of July 31, 2013, among the Borrower, RMCO, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, and the various lenders party thereto (as previously amended, the “Prior Facility”) by entering into an Amended and Restated Credit Agreement with JPMorgan Chase, as administrative agent, and the various lenders party thereto (the “Agreement”).

The Agreement provides for a seven-year, $235 million term loan facility and a five-year $10 million revolving facility.

Interest on term loans and revolving loans will accrue at a floating rate based on, at the Borrower’s election, (i) the London interbank offered rate, provided that such rate with respect to term loans shall be no less than 0.75% and, provided further, that such rate shall be adjusted for reserve requirements for eurocurrency liabilities,  if any (the “Eurodollar Rate”) or (ii) the greatest of (a) JPMorgan Chase’s prime rate, (b) the NYFRB Rate (as defined in the Agreement) plus 0.50% and (c) the one-month Eurodollar Rate plus 1%, (such greatest rate, the “ABR”) plus, in each case, the applicable margin. The applicable margin for Eurodollar Rate loans is 2.75% and for ABR loans is 1.75%.

Compared to the Prior Facility, the Agreement modifies certain covenants to provide the Borrower and RMCO greater flexibility with respect to permitted investments and corporate structure, increases the leverage ratios above which excess cash flow payments are required, and provides additional capacity for incremental facilities.

The Agreement contains customary representations, warranties, covenants, events of default, and other provisions which, except as described above, are not materially different from those in the Existing Facility. As with the Prior Facility, loans under the Agreement are secured by liens on substantially all of the assets of the Borrower, RMCO, and certain subsidiary guarantors.

The Borrower is a wholly-owned subsidiary of RMCO. RMCO is controlled and managed by RE/MAX Holdings, Inc.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the disclosure in Item 1.01 of this Form 8-K regarding the Agreement, which disclosure is hereby incorporated in Item 2.03 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

10.1

Amended and Restated Credit Agreement, dated as of December 15, 2016, among RMCO, LLC, RE/MAX, LLC, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: December 21, 2016	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer